AMENDED AND RESTATED BY-LAWS
OF
DWS MULTI-MARKET INCOME TRUST

Dated as of March 11, 2009

ARTICLE 1
Declaration of Trust and Principal Office
1.1 Declaration of Trust.  These By-laws are
adopted pursuant to Article IV Section 2 of the
Declaration of Trust, as from time to time in effect
(the "Declaration"), of the Massachusetts business
trust established by the Declaration (the "Trust")
and shall be subject to the terms of the Declaration.
Any capitalized term not otherwise defined herein
shall have the same meaning given to such term in
the Declaration.
1.2 Principal Office of the Trust.  The principal
office of the Trust in Massachusetts shall be located
in Boston, Massachusetts, or such other place as
shall be determined by the Trustees from time to
time.  The Trust may have offices in such other
places within or without The Commonwealth of
Massachusetts as the Trustees may from time to
time determine.
ARTICLE 2
Trustees
2.1 Chairman; Vice Chairman.  The Trustees may
elect from their own number a Chairman to hold
office until his or her successor shall have been duly
elected and qualified or until his earlier death,
resignation, removal or disqualification.  If the
Chairman is present at a meeting of the Trustees or
Shareholders, the Chairman shall preside at such
meeting.  The Trustees may also elect from their
own number a Vice Chairman to hold office until
his or her successor shall have been duly elected
and qualified or until his earlier death, resignation,
removal or disqualification.  If the Chairman is not
present at a meeting of the Trustees or
Shareholders, the Vice Chairman, if any, shall
preside at such meeting.  The Chairman and Vice
Chairman shall each have such other duties and
powers as the Trustees may from time to time
determine, but neither shall have individual
authority to act for the Trust as an officer of the
Trust.
2.2 Regular Meetings.  Regular meetings of the
Trustees may be held without call or notice at such
places (including for these purposes, by means of
conference telephone circuit, video conferencing or
similar communications equipment by means of
which all persons participating in the meeting can
hear each other as provided for in the Declaration)
as the Trustees may from time to time determine.
2.3 Special Meetings.  Special meetings of the
Trustees may be held at any time and at any place
(including for these purposes, by means of
conference telephone circuit, video conferencing or
similar communications equipment by means of
which all persons participating in the meeting can
hear each other as provided for in the Declaration)
designated in the call of the meeting when called by
the Chairman, the President or the Treasurer or by
two or more Trustees, sufficient notice thereof as
described in Section 2.4 below being given to each
Trustee by the Secretary or an Assistant Secretary
or by the person calling the meeting.
2.4 Notice of Special Meetings.  It shall be
sufficient notice to a Trustee of a special meeting to
send notice by overnight mail at least forty-eight
hours or by email or facsimile at least twenty-four
hours before the meeting addressed to the Trustee at
his or her usual or last known business or residence
address, email address or facsimile number as
applicable, or to give notice to him or her in person
or by telephone at least twenty-four hours before the
meeting.  Notice of a special meeting need not be
given to any Trustee if a written waiver of notice,
executed by him or her before or after the meeting,
is filed with the records of the meeting, or to any
Trustee who attends the meeting without protesting
prior thereto or at its commencement the lack of
notice to him or her.  Neither notice of a meeting
nor a waiver of a notice need specify the purposes
of the meeting.
2.5 Quorum and Manner of Acting.  At any
meeting of the Trustees, one-third of the Trustees
then in office shall constitute a quorum for the
transaction of business.  Any meeting may be
adjourned from time to time by a majority of the
votes cast upon the question, whether or not a
quorum is present, and the meeting may be held as
adjourned without further notice.  Meetings of the
Trustees shall be presided over by the Chairman, or,
if the Chairman is not present at the meeting, then
by the Vice Chairman, if any, or if there is no Vice
Chairman or the Vice Chairman is not present at the
meeting, then by another Trustee designated by the
Chairman, or if there is no such designee present at
the meeting, then by a person appointed to act as
chairman of the meeting by the remaining Trustees
present at the meeting.  The Declaration contains
further provisions relating to the manner of acting
by the Trustees.  Except as set forth specifically in
the Declaration, any action that may be taken by the
Trustees may be taken by them without the vote or
consent of Shareholders.
2.6 Actions by Consent.  If in accordance with the
provisions of the Declaration any action is taken by
the Trustees by a written consent of fewer than all
of the Trustees, prompt notice of any such action
shall be furnished to each Trustee who did not
execute such written consent, provided that the
effectiveness of such action shall not be impaired by
any delay or failure to furnish such notice.  All such
consents shall be filed with the records of the
Trustees' meetings.  Any such written consents may
be executed and delivered by electronic means.  The
Declaration contains further provisions relating to
action by consent of the Trustees.
2.7 Counsel and Experts.  The Trustees who are
not "interested persons" of the Trust pursuant to the
1940 Act may from time to time as they may
determine, at the Trust's expense, hire such
employees and retain such counsel, accountants,
appraisers or other experts or consultants whose
services such Trustees may, in their discretion,
determine to be necessary or desirable from time to
time, including services to one or more Committees
established by the Trustees, and may execute any
agreements, contracts, instruments or other
documents in connection therewith.
2.8 Continuing Trustees.  "Continuing Trustee"
means a Trustee who (A) is not an Interested Party
or an Affiliate or an Associate of an Interested Party
and has been a Trustee for a period of at least 12
months; (B) is a successor of a Continuing Trustee
who is not an Interested Party or an Affiliate or an
Associate of an Interested Party and is
recommended to succeed a Continuing Trustee by a
majority of the Continuing Trustees then on the
Board of Trustees; or (C) is elected to the Board of
Trustees to be a Continuing Trustee by a majority of
the Continuing Trustees then on the Board of
Trustees and who is not an Interested Party or an
Affiliate or Associate of an Interested Party.
      (a) "Interested Party" means any Person,
other than an investment company advised by the
Trust's current investment manager (or the
successor to that manager through reorganization,
merger, acquisition or otherwise of the manager or
its successor) or any of its (or the successor's)
Affiliates (an "Affiliated Investment Company"),
which enters, or proposes to enter, into a Business
Combination with the Trust or which individually
or together with any other Persons beneficially
owns or is deemed to own, directly or indirectly,
more than 5 percent of any class of the Trust's
securities (within the meaning of Section 13(d) of
the Securities Exchange Act of 1934, as amended
and the rules and regulations thereunder (the "1934
Act")).  No Trustee shall be an Interested Party
solely because such Trustee is a trustee or director
of an Affiliated Investment Company.
      (b) "Person" means a natural person, a
corporation, a trust, a partnership, a limited liability
company or any other entity or organization.
      (c) "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule
12b-2 under the 1934 Act; provided that the term
"Affiliate" shall also include any person who, at or
prior to the time of election to the Board of
Trustees, had expressed support in writing of any
proposals of an Interested Party for which
shareholder approval would be required (for
purposes of consideration of these proposals only).
      (d) "Business Combination" means any
action described in Section 10.4(a), 10.4(b) or
10.4(c) of these By-laws.
2.9 Classes of Trustees.  Prior to the annual
meeting (as defined in Section 9.1 below) of
Shareholders held in the year 2009, the Trustees
shall classify themselves by resolution, with respect
to the time for which they or their successors will
severally hold office, into the following three
classes:  Class I, who shall each serve as Trustee
until the 2009 annual meeting of Shareholders and
until the election and qualification of a successor or
until such Trustee sooner dies, resigns, retires or is
removed; Class II, who shall each serve as Trustee
until the 2010 annual meeting of Shareholders and
until the election and qualification of a successor or
until such Trustee sooner dies, resigns, retires or is
removed; and Class III, who shall each serve as
Trustee until the 2011 annual meeting of
Shareholders and until the election and qualification
of a successor or until such Trustee sooner dies,
resigns, retires or is removed.  Each Class shall
consist, as nearly as may be possible, of one-third of
the total number of Trustees constituting the entire
Board of Trustees.  At each annual meeting
beginning with the 2009 annual meeting, the
successor of each member of the Class of Trustees
whose term would expire upon the election and
qualification of a successor at that meeting (each
Trustee whose term would expire upon the election
and qualification of a successor at that annual
meeting being referred to herein as an "Expiring
Trustee") shall be elected to hold office until the
annual meeting held in the third succeeding year
and until the election and qualification of such
Trustee's successor, if any, or until such Trustee
sooner dies, resigns, retires or is removed.  In the
event that at an annual meeting the number of
nominees with respect to a Class of Trustees
exceeds the sum of (i) the number of Expiring
Trustees in such Class of Trustees plus (ii) the
number of vacancies in such Class of Trustees, and
one (or more) successors who are not Expiring
Trustees ("Non-ET Successors") are elected at such
annual meeting, then the Non-ET Successors shall
first fill any vacancies and then succeed those
Existing Trustees with the fewest affirmative votes.
If an annual meeting is called for the purpose of
considering the election of an Expiring Trustee or
such Trustee's successor (the "Current Annual
Meeting"), and the Expiring Trustee is not elected
and such Expiring Trustee's successor is not elected
and qualified (in either case, because the required
vote or quorum is not obtained, or otherwise), then
such Trustee shall remain a member of the relevant
Class, holding office until the annual meeting held
in the third succeeding year following the year set
for the Current Annual Meeting in the initial call
thereof and until the election and qualification of
such Trustee's successor, if any, or until such
Trustee sooner dies, resigns, retires or is removed.
If the number of Trustees is changed, any increase
or decrease shall be apportioned among the Classes,
as of the annual meeting of Shareholders next
succeeding any such change, so as to maintain a
number of Trustees in each Class as nearly equal as
possible, with the result that, to the extent a Trustee
is assigned to a new Class, his or her term as
Trustee shall coincide with that of his or her newly
assigned Class.
2.10 Vacancies.  Unless otherwise required by
applicable law, the decision by the Board of
Trustees to submit the filling of a vacancy or
anticipated vacancy on the Board of Trustees to the
Shareholders, all as described in Article IV Section
1(f) of the Declaration, shall require the affirmative
vote or consent of at least eighty percent (80%) of
the remaining Continuing Trustees and a majority
of all of the remaining Trustees.  Any Trustee who
fills a vacancy either by appointment of the other
Trustees or election by Shareholders, whether such
vacancy resulted from an increase in the size of the
Board or otherwise, shall hold office for the
remainder of the full term of the Class of Trustees
in which the vacancy occurred or the new
Trusteeship was created and until his or her
successor shall be elected and shall qualify or until
such Trustee sooner dies, resigns, retires, or is
removed.
2.11 Majority Voting for the Election of
Trustees.  A majority of the Shares outstanding and
entitled to vote on the matter shall elect a Trustee.
A Trustee may but need not be a Shareholder.
ARTICLE 3
Officers
3.1 Enumeration; Qualification.  The officers of
the Trust shall be a President, a Treasurer, a
Secretary and such other officers as the Trustees
from time to time may in their discretion elect,
appoint or authorize in accordance with Section 3.2
below.  Any officer of the Trust may but need not
be a Trustee or a Shareholder.  Any two or more
offices, except those of President and Vice-
President, may be held by the same person.  An
officer may but need not be a Shareholder.
3.2 Election.  The President, the Treasurer and the
Secretary shall be elected by the Trustees upon the
occurrence of a vacancy in any such office.  Other
officers, if any, may be elected or appointed by the
Trustees at any time.  Vacancies in any such other
office may be filled at any time.
3.3 Tenure.  Each officer shall hold office in each
case until he or she dies, resigns, is removed or
becomes disqualified.
3.4 Powers.  Each officer shall have, in addition to
the duties and powers herein and in the Declaration
set forth, such duties and powers as are commonly
incident to the office occupied by him or her as if
the Trust were organized as a Massachusetts
business corporation and such other duties and
powers as the Trustees may from time to time
designate.
3.5 President.  Unless the Trustees otherwise
provide, the President shall be the chief executive
officer of the Trust.
3.6 Treasurer.  Unless the Trustees provide
otherwise, the Treasurer shall be the chief financial
and accounting officer of the Trust, and shall,
subject to the provisions of the Declaration and to
any arrangement made by the Trustees with a
custodian, investment adviser or manager, or
transfer, Shareholder servicing or similar agent, be
in charge of the valuable papers, books of account
and accounting records of the Trust, and shall have
such other duties and powers as may be designated
from time to time by the President.
3.7 Secretary.  The Secretary shall record all
proceedings of the Shareholders and the Trustees in
books to be kept therefor, which books or a copy
thereof shall be kept at an office of the Trust.  In the
absence of the Secretary from any meeting of the
Shareholders or Trustees, an Assistant Secretary, or
if there be none or if he or she is absent, a
temporary Secretary chosen at such meeting shall
record the proceedings thereof in the aforesaid
books.
3.8 Resignations and Removals.  Any officer may
resign at any time by written instrument signed by
him or her and delivered to the Chairman, the
President or the Secretary or to a meeting of the
Trustees.  Such resignation shall be effective upon
receipt unless specified to be effective at some other
time.  The Trustees may remove any officer with or
without cause.  Except to the extent expressly
provided in a written agreement with the Trust, no
officer removed shall have any right to damages on
account of such removal.
ARTICLE 4
Committees
4.1 Establishment and Authority.  The
Declaration contains provisions relating to the
establishment of committees by the Trustees.  Each
committee shall have such powers and authority as
shall be authorized by the Trustees, and may fix its
own rules and procedures to the extent consistent
with the Declaration and these By-laws, subject to
approval by the Trustees.
4.2 Quorum; Voting.  Unless the specific rules and
procedures adopted by a Committee in accordance
with Section 4.1 provide otherwise, a majority of
the members of any Committee of the Trustees shall
constitute a quorum for the transaction of business,
and any action of such a Committee may be taken at
a meeting by a vote of a majority of the members
present (a quorum being present) or evidenced by
one or more writings signed by such a majority
(which writings may be executed and/or delivered
by electronic means).  Members of a Committee
may participate in a meeting of such Committee by
means of a conference telephone circuit, video
conferencing or similar communications equipment
by means of which all persons participating in the
meeting can hear each other at the same time and
participation by such means shall constitute
presence in person at a meeting.
ARTICLE 5
Reports and Communications
5.1 General.  The Trustees and officers shall render
notices and reports as may be required from time to
time by any applicable law.  Officers and
Committees shall render such additional reports as
they may deem desirable or as may from time to
time be required by the Trustees.
5.2 Communications with Shareholders.  Any
notices, reports, proxy statements or other
communications required under the Declaration,
these By-Laws or applicable law to be sent to
Shareholders may be sent, delivered or made
available in any reasonable manner as may be
determined by the Trustees if not otherwise
prohibited by applicable law, including, without
limitation, by email or other electronic means or by
posting on a website; and such communications
may be sent, delivered or otherwise made available
to Shareholders in accordance with householding or
other similar rules under which a single copy of
such communication may be sent to Shareholders
who reside at the same address.  No communication
need be given to any Shareholder who shall have
failed to inform the Trust of the Shareholder's
current address, and the Trustees may in their
discretion from time to time adopt, or may authorize
the officers or agents of the Trust to adopt,
procedures or policies with respect to
communications to Shareholders that are returned to
the Trust or its agents as undeliverable and similar
matters.  Any Shareholder may waive receipt of
notice or any other communication.
Communications shall be deemed to have been
given at the time when delivered personally or
deposited in the mail or with another carrier or sent
by any means of written or electronic
communication or, where notice is given by posting
on a website or by publication, on the date of
posting or publication.
ARTICLE 6
Seal
6.1 General.  The Trustees may adopt a seal of the
Trust which shall be in such form and shall have
such inscription thereon as the Trustees may from
time to time prescribe, but unless otherwise required
by the Trustees, the seal shall not be necessary to be
placed on and its absence shall not impair the
validity of, any document, instrument or other paper
executed and delivered by or on behalf of the Trust.
In the absence of a seal, a recital in any written
instrument that such instrument is given under seal
or otherwise is intended to take effect as a sealed
instrument shall be sufficient to give such
instrument the legal effect of a sealed instrument.
ARTICLE 7
Execution of Papers
7.1 General.  All deeds, leases, contracts, notes and
other obligations made by the Trustees shall be
signed by the President, any Vice President elected
or appointed by the Trustees, the Treasurer or the
Secretary, except as the Trustees may generally or
in particular cases authorize the execution thereof in
some other manner, or as otherwise provided in
these By-Laws.
ARTICLE 8
Shares and Share Certificates
8.1 Share Certificates.  Unless the issuance of
certificates is authorized by the Trustees, Shares
shall be held on the books of the Trust by one or
more transfer agents (each, a "Transfer Agent") in
uncertificated form, and the record owners of such
Shares shall be treated for all purposes as
Shareholders under the Declaration.
The Trustees may at any time authorize the issuance
of share certificates for Shares in such form as the
Trustees may prescribe from time to time.  Each
such certificate shall bear a distinguishing number,
shall exhibit the holder's name and the number of
Shares owned by such holder, and shall be signed
by the President or a Vice President and by the
Treasurer or an Assistant Treasurer.  Such
signatures may be facsimile, printed or engraved if
the certificate is signed by the Transfer Agent with
respect to such Shares or by a registrar.  In case any
officer who has signed or whose facsimile signature
has been placed on such certificate shall cease to be
such officer before such certificate is issued, it may
be issued by the Trust with the same effect as if he
or she were such officer at the time of its issue.
8.2 Share Transfers.  Transfers of Shares of the
Trust shall be made only on the books of the Trust,
as maintained by the Transfer Agent with respect to
such Shares, by the registered holder thereof, or by
his attorney thereunto authorized by power of
attorney duly executed and filed with the Transfer
Agent for such Shares and upon surrender of any
certificate or certificates representing such Shares,
if any, properly endorsed and the payment of all
taxes thereon.  Except as may be otherwise
provided by law or these By-Laws, the Person in
whose name Shares stand on the books of the Trust
shall be deemed the owner thereof for all purposes
as regards the Trust; provided that properly
documented pledges of Shares as collateral security
may be accounted for by the Transfer Agent in
accordance with its standard procedures with
respect thereto.
8.3 Loss of Certificates.  The transfer agent for any
class (or series of such class) of Shares, with the
approval of any two officers of the Trust, is
authorized to issue and countersign replacement
certificates for Shares which have been lost, stolen
or destroyed upon (i) receipt of an affidavit or
affidavits of loss or non receipt and of an indemnity
agreement executed by the registered holder or his
legal representative and supported by an open
penalty surety bond, said agreement and said bond
in all cases to be in form and content satisfactory to
and approved by the President or the Treasurer, or
(ii) receipt of such other documents and assurances
as may be approved by the Trustees.
8.4 Regulations.  The Trustees may make such
additional rules and regulations, not inconsistent
with these By-Laws, as they may deem expedient
concerning the issue, certification, transfer and
registration of Shares.
ARTICLE 9
Shareholders
9.1 Meetings.
      (a) Annual Meetings.  Regular meetings of
Shareholders for the election of Trustees and the
transaction of such other business that is proper for
Shareholder action under the Declaration, these By-
laws and applicable law and as may properly come
before the meeting shall be held once each calendar
year (each such meeting an "annual meeting").
Annual meetings may only be called by Trustees or
the President.  The Trustees or President shall
determine the date, time and place for any annual
meeting, which place may be within or without The
Commonwealth of Massachusetts, or any
adjournments or postponements thereof.  Any
annual meeting so called may be postponed by the
Trustees prior to the meeting with notice to the
Shareholders entitled to vote at that meeting.
Except as provided in Article IV Section 1(f) of the
Declaration, Trustees shall be elected only at annual
meetings of Shareholders.
      (b) Special Meetings.  Meetings of the
Shareholders other than annual meetings (each such
meeting a "special meeting") may be called at any
time by the Trustees, by the President or, if the
Trustees and the President shall fail to call any
meeting of Shareholders for a period of 30 days
after Written Application (as defined below) to the
Secretary of the Trust of one or more Shareholders
who hold at least 25% of all Shares issued and
outstanding and entitled to vote at the meeting (or
10% if the purpose of the meeting is to determine if
a Trustee shall be removed from office), then such
Shareholder(s) may call such meeting (which call
by the Shareholder(s) shall occur automatically with
no further action of the Shareholder(s) pursuant to
the procedures set forth in Section 9.1(c)(4) of these
By-laws).  A special meeting of Shareholders may
be called only for the purpose of transacting of such
business that is proper for Shareholder action under
the Declaration, these By-laws and applicable law
and as may properly come before such meeting.
The Trustees or President shall determine the date,
time and place of any special meeting of
Shareholders, which place may be within or without
The Commonwealth of Massachusetts.  Any special
meeting of Shareholders may be postponed by the
Trustees prior to the meeting with notice to the
Shareholders entitled to vote at that meeting.
      (c) Shareholder-Requested Special
Meetings.
            (1)	Any Shareholder(s) seeking
to provide Written Application for a special meeting
shall, by sending written notice to the Secretary (the
"Record Date Request Notice") by registered mail,
return receipt requested, request the Trustees to fix
a record date to determine the Shareholders entitled
to provide Written Application for a special meeting
(the "Request Record Date").  The Record Date
Request Notice shall set forth the purpose of the
meeting and the matters proposed to be acted on at
it, shall be signed by one or more Shareholders as of
the date of signature (or their agents duly authorized
in a writing accompanying the Record Date Request
Notice), shall bear the date of signature of each such
Shareholder (or such agent) and shall set forth all
information relating to each such Shareholder that
must be disclosed in solicitations of proxies for
election of Trustees in an election contest (even if
an election contest is not involved), or is otherwise
required, in each case pursuant to Regulation 14A
(or any successor provision) under the 1934 Act.
Upon receiving the Record Date Request Notice,
the Trustees may fix a Request Record Date.  The
Request Record Date shall not precede and shall not
be more than ten days after the close of business on
the date on which the resolution fixing the Request
Record Date is adopted by the Trustees.  If the
Trustees, within ten days after the date on which a
valid Record Date Request Notice is received, fail
to adopt a resolution fixing the Request Record
Date, the Request Record Date shall be the close of
business on the tenth day after the first date on
which the Record Date Request Notice is received
by the Secretary.
            (2)	In order for any Shareholder
to provide a written application for a special
meeting pursuant to Section 9.1(b) of these By-
laws, one or more written applications for a special
meeting signed by Shareholders (or their agents
duly authorized in a writing accompanying the
request) as of the Request Record Date holding at
least 25% of all Shares issued and outstanding and
entitled to vote at such meeting (or 10% if the
purpose of the meeting is to determine if a Trustee
shall be removed from office) (the foregoing
percentages of Shares being referred to herein as the
"Special Meeting Percentage" and the foregoing
written applications (representing at least the
Special Meeting Percentage) being referred at as the
"Written Application") shall be delivered to the
Secretary.  In addition, the Written Application
shall set forth the purpose of the meeting and the
matters proposed to be acted on at it (which shall be
limited to those lawful and proper matters for
Shareholder action under the Declaration, these By-
laws and applicable law set forth in the Record Date
Request Notice received by the Secretary), shall
bear the date of signature of each such Shareholder
(or such agent) signing the Written Application,
shall set forth the name and address, as they appear
in the Trust's books, of each Shareholder signing
such application (or on whose behalf the Written
Application is signed) and the class, series and
number of all shares of the Trust which are owned
by each such Shareholder, and the nominee holder
for, and number of, shares owned by such
Shareholder beneficially but not of record, shall be
sent to the Secretary by registered mail, return
receipt requested, and shall be received by the
Secretary within 60 days after the Request Record
Date.  Any Shareholder providing a Written
Application (or agent duly authorized in a writing
accompanying the revocation or the Written
Application) may revoke his, her or its Written
Application at any time by written revocation
delivered to the Secretary.
            (3)	The Secretary shall inform
the Shareholders providing a Written Application of
the reasonably estimated cost of preparing and
mailing the notice of meeting (including the Trust's
proxy materials).  No special meeting shall be
called upon a Written Application and such meeting
shall not be held unless, in addition to the
documents required by paragraph (2) of this Section
9.1(c), the Secretary receives payment of such
reasonably estimated cost prior to the mailing of
any notice of the meeting.
            (4)	In the case of any special
meeting called by the Trustees or President upon a
Written Application or automatically called by
Shareholder(s) upon the failure of the Trustees and
President to call a meeting pursuant to Section
9.1(b) of these By-laws (in either case, a
"Shareholder-Requested Meeting"), such meeting
shall be held at such place, date and time as may be
designated by the President or Trustees; provided,
however, that the date of any Shareholder-
Requested Meeting shall be not more than 120 days
after the record date for such meeting (the "Meeting
Record Date"); and provided further that if the
Trustees or President fail to designate, within thirty
days after the date that a valid Written Application
is actually received by the Secretary (the "Delivery
Date"), a date and time for a Shareholder-Requested
Meeting, then such meeting shall be held at 2:00
p.m. local time on the 120th day after the Meeting
Record Date or, if such 120th day is not a Business
Day (as defined below), on the first preceding
Business Day; and provided further that in the event
that the Trustees or President fail to designate a
place for a Shareholder-Requested Meeting within
thirty days after the Delivery Date, then such
meeting shall be held at the principal executive
office of the Trust.  In fixing a date for any special
meeting, the Trustees or the President may consider
such factors as he, she or they deem relevant within
the good faith exercise of business judgment,
including, without limitation, the nature of the
matters to be considered, the facts and
circumstances surrounding any request for meeting
and any plan of the Trustees or the President to call
an annual meeting or a special meeting.  If the
Trustees fail to fix a Meeting Record Date that is a
date within 30 days after the Delivery Date, then the
close of business on the 30th day after the Delivery
Date shall be the Meeting Record Date.  The Board
of Trustees may revoke the notice for any
Shareholder-Requested Meeting in the event that
the requesting Shareholders fail to comply with the
provisions of paragraph (3) of this Section 9.1(c).
            (5)	If written revocations of
Written Applications for the special meeting have
been delivered to the Secretary and the result is that
Shareholders (or their agents duly authorized in
writing), as of the Request Record Date, holding
less than the Special Meeting Percentage have
delivered, and not revoked, Written Applications for
a special meeting to the Secretary, the Secretary
shall: (i) if the notice of meeting has not already
been mailed, refrain from mailing the notice of the
meeting and send to all Shareholders who have
made Written Applications and not revoked such
Written Applications written notice of any
revocation of Written Applications for the special
meeting, or (ii) if the notice of meeting has been
mailed and if the Secretary first sends to all
Shareholders who have made Written Applications
and have not revoked such Written Applications for
a special meeting written notice of any revocation
of Written Applications for the special meeting and
written notice of the Secretary's intention to revoke
the notice of the meeting, revoke the notice of the
meeting at any time before ten days before the
commencement of the meeting.  Any written
application for a special meeting received after a
revocation by the Secretary of a notice of a meeting
shall be considered a written application for a new
special meeting.
            (6)	The Trustees or the President
may appoint independent inspectors of elections to
act as the agent of the Trust for the purpose of
promptly performing a ministerial review of the
validity of any purported Written Application
received by the Secretary.  For the purpose of
permitting the inspectors to perform such review, no
such purported Written Application shall be deemed
to have been delivered to the Secretary until the
earlier of (i) five Business Days after receipt by the
Secretary of such purported Written Application
and (ii) such date as the independent inspectors
certify to the Trust that the valid Written
Applications received by the Secretary represent at
least the Special Meeting Percentage.  Nothing
contained in this paragraph (6) shall in any way be
construed to suggest or imply that the Trust or any
Shareholder shall not be entitled to contest the
validity of any purported Written Application,
whether during or after such five-Business Day
period, or to take any other action (including,
without limitation, the commencement, prosecution
or defense of any litigation with respect thereto, and
the seeking of injunctive relief in such litigation).
            (7)	For purposes of this Section
9.1(c), "Business Day" shall mean any day other
than a Saturday, a Sunday or other day on which
banking institutions in the State of New York are
authorized or obligated by law or executive order to
close.
9.2 Record Dates.  For the purpose of determining
the Shareholders of the Trust or any class (or series
of such class) of Shares of the Trust who are
entitled to vote or act at any meeting or any
adjournment or postponement thereof, or who are
entitled to receive payment of any dividend or of
any other distribution, the Trustees may from time
to time fix a time, or may authorize the officers to
fix a time, which shall be not more than 120 days
before the date set for any meeting of Shareholders
(without regard to any adjournments or
postponements thereof) or more than 60 days before
the date of payment of any dividend or of any other
distribution, as the record date for determining the
Shareholders of the Trust or such class (or series of
such class) having the right to notice of and to vote
at such meeting and any adjournment or
postponement thereof or the right to receive such
dividend or distribution, and in such case only
Shareholders on such record date shall have such
right notwithstanding any transfer of Shares on the
books of the Trust after the record date; or without
fixing such record date the Trustees may for any
such purposes close the register or transfer books
for all or part of such period.
9.3 Notice of Meetings.  Notice of all meetings of
Shareholders and any postponement thereof, stating
the time, place and purposes of the meeting, shall be
given by the Secretary or the Trustees in accordance
with Section 5.2 hereof at least seven days and not
more than 120 days before the date for the meeting
set forth in such notice, to each Shareholder of
record entitled to vote at the meeting on the date set
in accordance with Section 9.2 hereof.  Any
adjourned meeting may be held as adjourned
without further notice to the extent permitted by
Article V Section 3 of the Declaration.  Where
separate meetings are held for Shareholders of the
individual class (or series of such class) to vote on a
matter required to be voted on by Shareholders of
the Trust in the aggregate, notice of each such
separate meeting shall be provided in the manner
described above in this Section.
9.4 Quorum.  For the purposes of establishing
whether a quorum is present, all Shares present and
entitled to vote, including abstentions and broker
non-votes, shall be counted.
9.5 Adjournments.  To the extent permitted by
Article V Section 3 of the Declaration, any meeting
of Shareholders may, by action of the chairman of
the meeting, be adjourned without further notice
with respect to one or more matters to be considered
at such meeting to a designated time and place,
whether or not a quorum is present with respect to
such matter; upon motion of the chairman of the
meeting, the question of adjournment may be
submitted to a vote of the Shareholders, and in that
case, any adjournment with respect to one or more
matters must be approved by the vote of holders of
a majority of the Shares present and entitled to vote
with respect to the matter or matters adjourned, and
without further notice to the extent permitted by
Article V Section 3 of the Declaration.  Unless a
proxy is otherwise limited in this regard, any Shares
present and entitled to vote at a meeting that are
represented by broker non-votes, may, at the
discretion of the proxies named therein, be voted in
favor of such an adjournment.
9.6 Proxies.  At any meeting of Shareholders, any
holder of Shares entitled to vote thereat may vote by
proxy, provided that no proxy shall be voted at any
meeting unless it shall have been placed on file with
the Secretary, or with such other officer or agent of
the Trust as the Trustees or officers may direct, for
verification prior to the time at which such vote
shall be taken.  In connection with the solicitation of
proxies by the Trustees, a Shareholder may give
instructions through telephonic or electronic
methods of communication or via the Internet for
another person to execute his or her proxy, if in
each case such method has been authorized by the
Trust by its officers, and pursuant in each case to
procedures established or approved by the officers
of the Trust or agents employed by the Trust for
such purpose as reasonably designed to verify that
such instructions have been authorized by such
Shareholder; and the placing of a Shareholder's
name on a proxy pursuant to such instructions shall
constitute execution of such proxy by or on behalf
of such Shareholder.  Proxies may also be submitted
via facsimile if such method has been authorized by
the Trust by its officers, and pursuant to procedures
established or approved by the officers of the Trust
or agents employed by the Trust for such purpose.
Pursuant to a vote of the Trustees, proxies may be
solicited in the name of one or more Trustees and/or
one or more of the officers of the Trust.  Subject to
the third paragraph of Article V Section 1 of the
Declaration, when any Share is held jointly by
several persons, any one of them may vote at any
meeting in person or by proxy in respect of such
Share.  If the holder of any such Share is a minor or
a person of unsound mind, and subject to
guardianship or to the legal control of any other
person as regards the charge or management of such
Share, such Share may be voted by such guardian or
such other person appointed or having such control,
and such vote may be given in person or by proxy.
Unless otherwise specifically limited by their terms,
proxies shall entitle the holder thereof to vote at any
postponement or adjournment of a meeting, and no
proxy shall be valid after eleven months from its
date.  A Shareholder who has submitted a proxy
may revoke or withdraw the proxy with respect to
any matter to be considered at a meeting or any
adjournment or postponement thereof if such
revocation or withdrawal is properly received prior
to the vote on that matter.  A Shareholder may also
revoke a prior proxy prior to a vote on a matter by
delivering a duly executed proxy bearing a later
date or by attending the meeting or the adjournment
or postponement thereof and voting in person on the
matter or matters.
9.7 Conduct of Meetings.  Meetings of the
Shareholders shall be presided over by the
Chairman, or, if the Chairman is not present at the
meeting, then by the Vice Chairman, if any, or if
there is no Vice Chairman or the Vice Chairman is
not present at the meeting, then by another Trustee
or officer designated by the Chairman, or if there is
no such designee present at the meeting, then by the
most senior officer of the Trust present at the
meeting and such person shall be deemed for all
purposes the chairman of the meeting.  The
chairman of the meeting shall determine the order
of business of the meeting and may prescribe such
rules, regulations and procedures and take such
actions as, in the discretion of such chairman, are
appropriate for the proper conduct of the meeting.
For any matter to be properly before any meeting of
Shareholders, the matter must be a proper matter for
Shareholder action under the Declaration, these By-
laws and applicable law and must be specifically
identified in the notice of meeting or otherwise
brought before the meeting in accordance with these
By-laws or by or at the direction of the chairman of
the meeting, in the chairman's sole direction.  The
Trustees may from time to time in their discretion
provide for procedures by which Shareholders may,
prior to any meeting at which Trustees are to be
elected, submit the names of potential candidates
for Trustee, to be considered by the Trustees, or any
proper committee thereof.  At all meetings of
Shareholders, unless voting is conducted by
inspectors, all questions relating to the qualification
of voters and the validity of proxies and the
acceptance or rejection of votes shall be decided by
the chairman of the meeting.  Unless otherwise
determined by the chairman of the meeting,
meetings shall not be required to be held in
accordance with the rules of parliamentary
procedure.
9.8 Inspectors of Election.  In advance of any
meeting of Shareholders, the Trustees, or at the
meeting, the chairman of the meeting, may appoint
Inspectors of Election to act at the meeting or any
adjournment or postponement thereof.  Unless
otherwise instructed by the Trustees or the chairman
of the meeting, the Inspectors of Election shall
determine the number of Shares outstanding, the
Shares represented at the meeting, the existence of a
quorum, the authenticity, validity and effect of
proxies (subject to the requirements of Article V
Section 1 of the Declaration), shall receive votes,
ballots or consents, shall hear and determine all
challenges and questions in any way arising in
connection with the right to vote, shall count and
tabulate all votes and consents, determine the
results, and do such other acts as may be proper to
conduct the election or vote.
9.9 	Advance Notice of Shareholder Nominees
for Trustees and Other Shareholder Proposals.
      (a) 	Annual Meetings of Shareholders.
            (1)	Nominations of individuals
for election to the Board of Trustees and the
proposal of other business to be considered by the
Shareholders may be made at an annual meeting (i)
pursuant to the Trust's notice of meeting given by
the Secretary or Trustees pursuant to Section 9.3 of
these By-laws, (ii) by or at the direction of the
Board of Trustees or (iii) by any Shareholder if such
Shareholder (A) can demonstrate to the Trust record
ownership of Shares both as of the time the
Shareholder Notice (as defined below) was
delivered to the Secretary as provided in Section
9.9(a)(2) of these By-laws and at the time of the
annual meeting, (B) is entitled to vote the applicable
Shares at the meeting and (C) has complied with the
procedures set forth in this Section 9.9(a).  The
requirements of this Section 9.9 will apply to any
business to be brought before an annual meeting by
a Shareholder whether such business is to be
included in the Trust's proxy statement pursuant to
Rule 14a-8 of the proxy rules (or any successor
provision) promulgated under the 1934 Act,
presented to Shareholders by means of an
independently financed proxy solicitation or
otherwise presented to Shareholders.
            (2)	For nominations or other
business to be properly brought before an annual
meeting by a Shareholder pursuant to clause (iii) of
paragraph (a)(1) of this Section 9.9, the Shareholder
must have given timely notice thereof in writing to
the Secretary of the Trust (a "Shareholder Notice")
and such other business must otherwise be a proper
matter for action by the Shareholders.  To be timely,
a Shareholder Notice shall be delivered to the
Secretary at the principal executive office of the
Trust not earlier than the 150th day and not later
than 5:00 p.m., Eastern Time, on the 120th day
prior to the first anniversary of the date on which
notice of the prior year's annual meeting was first
given to Shareholders.  However, in the event that
the date of the annual meeting set forth in a notice
of meeting given by the Secretary or Trustees
pursuant to Section 9.3 of these By-laws is
advanced or delayed by more than 30 days from the
first anniversary of the date of the preceding year's
annual meeting, the Shareholder Notice, to be
timely, must be so delivered not earlier than the
120th day prior to the date of such annual meeting
and not later than 5:00 p.m., Eastern Time, on the
90th day prior to the date of such annual meeting or,
if the first public announcement of the date of such
annual meeting is less than 100 days prior to the
date of such annual meeting, the tenth day
following the day on which public announcement of
the date of such meeting is first made by the Trust.
In no event shall any postponement or adjournment
of an annual meeting, or the public announcement
thereof, commence a new time period (or extend
any time period) for the giving of a Shareholder
Notice.  To be in proper form, a Shareholder Notice
(whether given pursuant to this Section 9.9(a)(2) or
Section 9.9(b)) shall: (i) set forth as to each
individual whom the Shareholder proposes to
nominate for election or reelection as a Trustee, (A)
the name, age, date of birth, nationality, business
address and residence address of such individual,
(B) the class, series and number of any shares of
beneficial interest of the Trust that are owned of
record or beneficially owned by such individual, (C)
the date such shares were acquired and the
investment intent of such acquisition, (D) whether
such Shareholder believes any such individual is, or
is not, an "interested person" of the Trust, as
defined in the 1940 Act and information regarding
such individual that is sufficient, in the discretion of
the Board of Trustees or any committee thereof or
any authorized officer of the Trust, to make such
determination, (E) all other information relating to
such individual that would be required to be
disclosed in a proxy statement or otherwise required
to be made in connection with solicitations of
proxies for election of Trustees in a contested
election pursuant to Regulation 14A (or any
successor provision) under the 1934 Act (including
such individual's written consent to being named in
the proxy statement as a nominee and to serving as
a Trustee if elected), and (F) a description of all
direct and indirect compensation and other material
monetary agreements, arrangements and
understandings during the past three years, and any
other material relationships, between or among such
Shareholder and any Shareholder Associated Person
(as defined below), if any, and their respective
affiliates and associates, or others acting in concert
therewith, on the one hand, and each proposed
nominee, and his or her respective affiliates and
associates, or others acting in concert therewith, on
the other hand, including, without limitation, all
information that would be required to be disclosed
pursuant to Item 404 promulgated under Regulation
S-K if the Shareholder making the nomination and
any Shareholder Associated Person, or any affiliate
or associate thereof or Person acting in concert
therewith, were the "registrant" for purposes of such
Item and the nominee were a Trustee or executive
officer of such registrant; (ii) if the Shareholder
Notice relates to any business other than a
nomination of a Trustee or Trustees that the
Shareholder proposes to bring before the meeting,
set forth (A) a brief description of the business
desired to be brought before the meeting, the
reasons for proposing such business at the meeting
and any material interest in such business of such
Shareholder and any Shareholder Associated
Person, individually or in the aggregate, including
any anticipated benefit to the Shareholder and any
Shareholder Associated Person therefrom and (B) a
description of all agreements, arrangements and
understandings between such Shareholder and such
Shareholder Associated Person, if any, and any
other Person or Persons (including their names) in
connection with the proposal of such business by
such Shareholder; (iii) set forth, as to the
Shareholder giving the Shareholder Notice and any
Shareholder Associated Person, (A) the class, series
and number of all shares of beneficial interest of the
Trust which are, directly or indirectly, owned
beneficially and of record by such Shareholder and
by such Shareholder Associated Person, if any, and
the nominee holder for, and number of, shares
owned beneficially but not of record by such
Shareholder and by any such Shareholder
Associated Person, (B) any option, warrant,
convertible security, appreciation right or similar
right with an exercise or conversion privilege or
settlement payment date or mechanism at a price
related to any class or series of shares of the Trust
or with value derived in whole or in part from the
value of any class or series of shares of the Trust,
whether or not such instrument or right shall be
subject to settlement in the underlying class or
series of shares of beneficial interest of the Trust or
otherwise (a "Derivative Instrument") directly or
indirectly owned beneficially by such Shareholder
and by such Shareholder Associated Person, if any,
and any other direct or indirect opportunity to profit
or share in any profit derived from any increase or
decrease in the value of shares of the Trust, (C) any
proxy, contract, arrangement, understanding or
relationship pursuant to which such Shareholder and
such Shareholder Associated Person, if any, has a
right to vote any shares of any security of the Trust,
(D) any short interest in any security of the Trust
(for purposes of this Section 9.9(a)(2), a Person
shall be deemed to have a short interest in a security
if such Person directly or indirectly, through any
contract, arrangement, understanding, relationship
or otherwise, has the opportunity to profit or share
in any profit derived from any decrease in the value
of the subject security), (E) any rights to dividends
on the shares of the Trust owned beneficially by
such Shareholder or Shareholder Associated Person,
if any, that are separated or separable from the
underlying shares of the Trust, (F) any
proportionate interest in the shares of the Trust or
Derivative Instruments held, directly or indirectly,
by a general or limited partnership or other entity in
which such Shareholder or Shareholder Associated
Person, if any, is a general partner or holds a similar
position or, directly or indirectly, beneficially owns
an interest in a general partner or entity that holds a
similar position, (G) any performance-related fees
(other than an asset-based fee) that such
Shareholder or Shareholder Associated Person, if
any, is entitled to based on any increase or decrease
in the value of shares of the Trust or Derivative
Instruments, if any, as of the date of the Shareholder
Notice, including without limitation any such
interest held by members of such Shareholder's or
Shareholder Associated Person's, if any, immediate
family sharing the same household (which
information shall be supplemented by such
Shareholder or Shareholder Associated Person, if
any, not later than ten days after the record date for
the meeting to disclose such ownership as of the
record date) and (H) any other derivative positions
held of record or beneficially by the Shareholder
and any Shareholder Associated Person and whether
and the extent to which any hedging or other
transaction or series of transactions has been
entered into by or on behalf of, or any other
agreement, arrangement or understanding has been
made, the effect or intent of which is to mitigate or
otherwise manage benefit, loss or risk of share price
changes or to increase or decrease the voting power
of, such Shareholder or any Shareholder Associated
Person with respect to the Trust's securities; (iv) set
forth, as to the Shareholder giving the Shareholder
Notice and any Shareholder Associated Person, (A)
the name and address of such Shareholder as they
appear on the Trust's share ledger and current name
and address, if different, and of such Shareholder
Associated Person and (B) any other information
relating to such Shareholder and Shareholder
Associated Person, if any, that would be required to
be disclosed in a proxy statement or other filings
required to be made in connection with solicitations
of proxies for, as applicable, the proposal and/or for
the election of Trustees in a contested election
pursuant to Regulation 14A (or any successor
provision) of the 1934 Act; (v) set forth, to the
extent known by the Shareholder giving the
Shareholder Notice, the name and address of any
other Shareholder or beneficial owner of Shares
supporting the nominee for election or reelection as
a Trustee or the proposal of other business on the
date of the applicable Shareholder Notice; (vi) with
respect to each nominee for election or reelection as
a Trustee, be accompanied by a completed and
signed questionnaire, representation and agreement
required by Section 9.10 of these Bylaws; (vii) set
forth any material interest of the Shareholder
providing the Shareholder Notice, or any
Shareholder Associated Person, in the matter
proposed (other than as a shareholder of the Trust);
and (viii) include a representation that the
Shareholder or an authorized representative thereof
intends to appear in person at the meeting to act on
the matter(s) proposed.  With respect to the
nomination of an individual for election or
reelection as a Trustee pursuant to Section
9.9(a)(1)(iii), the Trust may require the proposed
nominee to furnish such other information as may
reasonably be required by the Trust to determine the
eligibility of such proposed nominee to serve an in
independent Trustee of the Trust or that could be
material to a reasonable shareholder's
understanding of the independence, or lack thereof,
of such nominee.  If a nominee fails to provide such
written information within five Business Days, the
information requested may be deemed by the Board
of Trustees not to have been provided in accordance
with this Section 9.9.
            (3)	Notwithstanding anything in
the second sentence of subsection (a)(2) of this
Section 9.9 to the contrary, in the event the Board of
Trustees increases the number of Trustees and there
is no public announcement by the Trust naming all
of the nominees for Trustee or specifying the size of
the increased Board of Trustees at least 100 days
prior to the first anniversary of the preceding year's
annual meeting, a Shareholder Notice required by
this Section 9.9(a) shall also be considered timely,
but only with respect to nominees for any new
positions created by such increase, if it shall be
delivered to the Secretary at the principal executive
office of the Trust not later than 5:00 p.m., Eastern
Time, on the tenth day following the day on which
such public announcement is first made by the
Trust.
            (4)	For purposes of this Section
9.9, "Shareholder Associated Person" of any
Shareholder shall mean (i) any Person controlling,
directly or indirectly, or acting in concert with, such
Shareholder, including any beneficial owner of the
Trust's securities on whose behalf a nomination or
proposal is made, (ii) any beneficial owner of shares
of beneficial interest of the Trust owned of record
or beneficially by such Shareholder and (iii) any
Person controlling, controlled by or under common
control with such Shareholder Associated Person.
For purposes of the definition of Shareholder
Associated Person, the term "control" (including the
terms "controlling," "controlled by" and "under
common control with") has the same meaning as in
Rule 12b-2 under the 1934 Act.
      (b) 	Special Meetings of Shareholders.
Only such business shall be conducted at a special
meeting of Shareholders as shall have been brought
before the meeting pursuant to the notice of meeting
given by the Secretary or Trustees pursuant to
Section 9.3 of these By-laws.  Nominations of
individuals for election to the Board of Trustees
may be made at a special meeting of Shareholders
at which Trustees are to be elected (i) pursuant to
the Trust's notice of meeting given by the Secretary
or Trustees pursuant to Section 9.3 of these By-
laws, (ii) by or at the direction of the Board of
Trustees or (iii) provided that the Board of Trustees
has determined that Trustees shall be elected at such
special meeting, by any Shareholder if such
Shareholder (A) can demonstrate to the Trust record
ownership of Shares both as of the time the
Shareholder Notice was delivered to the Secretary
as provided in Section 9.9(a)(2) of these By-laws
and at the time of the special meeting, (B) is entitled
to vote the applicable Shares at the special meeting
and (C) has complied with the procedures set forth
in this Section 9.9 as to such nomination.  In the
event that a special meeting of Shareholders is
called for the purpose of electing one or more
individuals to the Board of Trustees, any
Shareholder may nominate an individual or
individuals (as the case may be) for election to such
position(s) as specified in the Trust's notice of
meeting, if the Shareholder Notice required by
paragraph (2) of Section 9.9(a) of these By-laws
shall be delivered to the Secretary at the principal
executive office of the Trust not earlier than the
120th day prior to such special meeting of
Shareholders and not later than 5:00 p.m., Eastern
Time, on the 90th day prior to such special meeting
or, if the first public announcement of the date of
such special meeting of Shareholders is less than
100 days prior to the date of such special meeting,
the tenth day following the day on which public
announcement is first made of the date of the
special meeting of Shareholders and of the
nominees proposed by the Board of Trustees to be
elected at such meeting.  In no event shall any
postponement or adjournment of a special meeting
of Shareholders, or the public announcement
thereof, commence a new time period (or extend
any time period) for the giving of a Shareholder
Notice.
      (c) 	General.
            (1)	Upon written request by the
Secretary or the Board of Trustees or any committee
thereof, any Shareholder proposing a nominee for
election as a Trustee or any proposal for other
business at a meeting of Shareholders shall provide,
within five Business Days of delivery of such
request (or such other period as may be specified in
such request), written verification, satisfactory, in
the discretion of the Board of Trustees or any
committee thereof or any authorized officer of the
Trust, to demonstrate the accuracy of any
information submitted by the Shareholder pursuant
to this Section 9.9.  If a Shareholder fails to provide
such written verification within such period, the
information as to which written verification was
requested may be deemed by the Board of Trustees
not to have been provided in accordance with this
Section 9.9.  Notwithstanding anything herein to the
contrary, the Trust shall have no obligation to
inform a Shareholder of any defects with respect to
the timing or substance of a Shareholder Notice or
give such Shareholder an opportunity to cure any
defects.
            (2)	Only such individuals who
are nominated in accordance with the procedures set
forth in this Section 9.9 shall be eligible for election
by Shareholders as Trustees, and only such business
shall be conducted at a meeting of Shareholders as
shall have been brought before the meeting in
accordance with the procedures set forth in these
By-laws.  Except as otherwise provided by law, the
Declaration or these By-laws, the chairman
presiding over the meeting of Shareholders shall
have the power to determine whether a nomination
or any other business proposed to be brought before
the meeting was made or proposed, as the case may
be, in accordance with the Declaration and these
By-laws and, if any proposed nomination or
business is not in compliance with the procedures
set forth in the Declaration or these By-laws, to
declare that such defective proposal or nomination
shall be disregarded.  Any determination by the
chairman presiding over a meeting of Shareholders
shall be binding on all parties.
            (3)	For purposes of this Section
9.9, "public announcement" shall mean disclosure
(i) in a press release reported by the Dow Jones
News Service, Associated Press, Business Wire, PR
Newswire or comparable news service, (ii) in a
document publicly filed by the Trust with the
Securities and Exchange Commission pursuant to
the 1934 Act or the 1940 Act and the rules and
regulations promulgated thereunder or (iii) on a
Web site accessible to the public maintained by the
Trust or by its investment adviser or an affiliate of
such investment adviser with respect to the Trust.
            (4)	Notwithstanding the
foregoing provisions of this Section 9.9, a
Shareholder shall also comply with all applicable
law, including, without limitation, requirements of
state law and of the 1934 Act and the rules and
regulations promulgated thereunder, with respect to
the matters set forth in this Section 9.9.
9.10 	Submission of Questionnaire,
Representation and Agreement. To be eligible to be a Shareholder nominee for election as a Trustee of the Trust, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a Shareholder Notice) to the Secretary of the Trust at the principal executive office of the Trust a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary of the Trust upon written request) and a written representation and agreement that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such person, if elected as a Trustee of the Trust, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Trust or (2) any Voting
Commitment that could limit or interfere with such person's ability to comply, if elected as a Trustee of the Trust, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any Person other than the Trust with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed therein and (c) in such person's individual capacity, would be in compliance, if elected as a Trustee of the Trust, and will comply with all applicable publicly disclosed trust governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Trust.
ARTICLE 10
Extraordinary Transactions
10.1 Conversion to an Open-End Company.
Except as required by the first sentence of Article
IX Section 5 of the Declaration, no proposal for the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date these By-laws are adopted), shall be made to the Shareholders by the Trustees without the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.2 Termination of the Trust. Any termination of the Trust by the Trustees without a vote of the Shareholders pursuant to the second sentence of
Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.3 Asset Sale. The sale, conveyance or transfer of the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United States in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust pursuant to the first sentence of the third paragraph of Article IX Section 1 of the Declaration shall require the affirmative vote or consent of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees.
10.4 Certain Other Extraordinary Transactions.
Unless otherwise required by the Declaration, these By-laws or applicable law, the affirmative vote or consent of at least (i) a majority of the Trustees and
(ii) either (A) eighty percent (80%) of the Continuing Trustees or (B) seventy-five percent
(75%) of the Shares outstanding and entitled to vote thereon shall be required to authorize any of the following actions, which approvals shall be in addition to any approvals required by the Declaration, these By-laws or applicable law:
      (a) any merger, consolidation or share
exchange of the Trust or any class (or series thereof) of Shares with or into any other Person or of any Person with or into the Trust or any class (or series thereof) of Shares;
      (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Trust having an aggregate fair market value of $1,000,000 or more except for portfolio transactions of the Trust (including pledges of assets in connection with borrowings or other transactions) effected in the ordinary course of the Trust's business;
      (c) the issuance or transfer by the Trust (in one transaction or a series of transactions in any 12 month period) of any securities issued by the Trust to any other Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more excluding (v) issuances or transfers of debt securities of the Trust, (w) sales of any securities of the Trust in connection with a public offering, (x) issuances of any securities of the Trust pursuant to a dividend reinvestment plan and/or cash purchase plan adopted by the Trust, (y) issuances of any securities of the Trust upon the exercise of any share subscription rights distributed by the Trust and (z) portfolio transactions effected by the Trust in the ordinary course of business;
ARTICLE 11
Books and Records; Writings
11.1 Books and Records. The books and records of the Trust and any series or classes thereof, including the share ledger or ledgers, may be kept in or outside The Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.
11.2 Access to Book and Records.  The
Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any class (or series of such class) thereof as may be granted from time to time by the Trustees in their sole discretion.
11.3 Writings. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:
      (a) any requirements in the Declaration or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and
      (b) any requirements in the Declaration or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.
ARTICLE 12
Amendments to the By-laws
12.1 General. Except to the extent that the Declaration or applicable law requires a vote or consent of Shareholders, these By-laws may be amended, changed, altered or repealed, in whole or part, only by resolution of at least a majority of the Trustees and eighty percent (80%) of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by the required number of all of the Trustees and the Continuing Trustees.



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